Exhibit 10.70

AMENDMENT NO. 1

to the

INTERCONNECTION AGREEMENT

between

VERIZON VIRGINIA INC., f/k/a BELL ATLANTIC - VIRGINIA, INC.

and

1-800-RECONEX, INC.

          This Amendment (the “Amendment”) to the Interconnection Agreement between Verizon Virginia., f/k/a Bell Atlantic – Virginia, Inc. and 1-800-RECONEX, Inc. for the Commonwealth of Virginia (the “Agreement”) is effective June 14, 2001.

Notwithstanding any possible contrary construction of this Agreement, Internet Traffic shall not be eligible for payment of Reciprocal Compensation under this Agreement . The Parties’ rights and obligations with respect to any intercarrier compensation that may be due in connection with their exchange of Internet traffic shall be governed by the Order on Remand and Report and Order, In the Matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996, Intercarrier Compensation for ISP Bound Traffic, FCC 01-131, CC Docket Nos. 96-98 and 99-68.

          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized representatives.

1-800-RECONEX, Inc.	Verizon Virginia

By:	By:	/s/ Jeffrey A. Masoner

Printed:	Printed:	Jeffrey A. Masoner

Title: Vice-President - Interconnection Services Policy & Planning
Title: